Exhibit 99.2

DIGIRAD CORPORATION

CORPORATE GOVERNANCE POLICY

As Adopted Effective February 29, 2012
Amended and Restated on July 1, 2012

These principles have been adopted by the Board of Directors (the “Board”) of Digirad Corporation (the “Company”) for the purpose of establishing the corporate governance policies pursuant to which the Board intends to conduct its oversight of the business of the Company in accordance with its fiduciary responsibilities.

1.           Role of the Board

The primary role of the Board is to oversee management by monitoring the performance of the chief executive officer (the “CEO”) and other senior management with the objective of building long-term sustainable growth in shareholder value. The Directors provide oversight in the formulation of the long term strategic, financial and organizational goals of the Company and of the plans designed to achieve those goals.  In addition, the Board oversees and reviews the standards and policies designed and implemented by senior management to ensure that the employees and other constituents of the Company are committed to achieving corporate objectives through the highest standards of responsible conduct and ethical behavior, transparency and compliance with legal requirements.

The day-to-day business of the Company is carried out by its employees, managers and officers, under the direction of the CEO and the oversight of the Board, to enhance the long term value of the company for the benefit of shareholders.  The Board and management also recognize that creating long term enterprise value is advanced by considering the interests and concerns of other stakeholders, including the Company’s employees, customers, creditors and suppliers as well as the community generally.

The Board understands that effective Directors act on an informed basis after thorough inquiry and careful review, appropriate in scope to the magnitude of the matter being considered.  The Directors know their position requires them to ask probing questions of management and outside advisors.  The Directors also rely on the advice, reports and opinions of management, counsel and expert advisers.  In doing so, the Board evaluates the qualifications of those it relies upon for information and advice and also looks to the processes used by managers and advisors in reaching their recommendations.  In addition, the Board has the authority to hire outside advisors at the Company’s expense if they feel it is appropriate.

2.           Selection of Chairman of the Board and CEO

The Board shall fill the Chairman of the Board (the “Chairman”) and CEO positions based upon the Board’s view of what is in the best interests of the Company at any point in time.  Currently, the Board separates the Chairman and CEO positions, and the Chairman is an independent Director.

3.           Responsibilities of the Chairman

The principal responsibilities of the Chairman are to consult with the CEO regarding the agenda for meetings of the Board, schedule and prepare agendas for meetings of independent Directors, communicate with the CEO, act as principal liaison between the independent Directors and the CEO on sensitive issues and raise issues with management on behalf of the independent Directors when appropriate.  All members of the Board are encouraged to communicate with the CEO.

4.           Committees

The Board has three standing committees:  the Audit Committee, the Compensation Committee, and the Corporate Governance Committee.  The roles of the committees are described in their respective charters.  The Board delegates substantial responsibilities to each committee, and each committee should consist solely of independent Directors, as defined by The Nasdaq Stock Market, Inc. Marketplace Rules (“Nasdaq Rules”).  The members of these committees shall also meet the other membership criteria specified in the respective charters for these committees.  New committees may be formed as determined by the Board.

5.           Assignment and Rotation of Committee Members and Chairman

Committee members should be appointed (or re-appointed), and chairs of each committee designated, by the full Board, annually upon recommendation by the Corporate Governance Committee.  Composition of the committees of the Board should be reviewed each year to make certain that these committees are operating effectively and have appropriate representation.  It is the Board’s belief that continuity of experience in the specific functions of these committees provides a significant benefit to the stockholders and to management.  Each committee member should be considered for rotation when he or she attains five consecutive years on a particular committee and each committee chair should be considered for rotation every five years, initially from the date of the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”).  In making its recommendation for rotation of committee membership and chair position, the Corporate Governance Committee shall be permitted to take into consideration exceptional circumstances, such as the impact of the Company’s compliance with Nasdaq Rules and applicable securities regulations, which would render the rotation of certain committee members not in the best interests of the Company’s stockholders.

The Chairman should be appointed (or re-appointed) annually upon recommendation by the Corporate Governance Committee.  The Chairman should be considered for rotation every five years, initially from the date of the 2012 Annual Meeting.  In making the decision for rotation of the Chairman, the Board will take into consideration exceptional circumstances that would render the rotation of the Chairman not in the best interests of the Company’s stockholders.

6.           Term Limits

The Board believes that Directors should not have “unlimited tenure.”  Except for filling vacancies and adding new Directors, all Directors shall be subject to appointment annually at the annual meeting of stockholders.  All non-management Directors shall serve as a Director for no more than a total of ten years, except that when two or more such Directors are due to retire within a 12-month period, the Board may request the Director with the least number of years of service on the Board to serve up to an additional 12 months.

7.           Director Stock Ownership Guidelines

The Board has adopted stock ownership requirements for its non-employee Directors as set forth on Annex A.  Any non-employee director who fails to comply with these requirements shall not be re-nominated as a director.

Annex A

Non-Employee Director Stock Ownership Principles

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To be eligible for re-nomination as a director at the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”), each non-employee director who has served on the Board for at least one year as June 1, 2012 must, by December 29, 2012, beneficially own (on a cost basis) an amount of the Company’s common stock or common stock equivalents equal to at least one-half of all cash compensation received for service as a director of the Company over the past five years or since such director has been a member of the Board, whichever is less. Vested restricted stock units (at current market value) held by a director will count toward the satisfaction of this requirement. In the event that an aggregate of at least 60 open trading days are not available to directors before December 29, 2012, then the directors subject to this obligation will have an extension past December 29, 2012 to comply with these provisions. Such extension will be equal to the number of days elapsing between December 29, 2012 and the date on which there has been an aggregate of 60 open trading days since June 29, 2012.

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To be eligible for re-nomination as a director at the Company’s 2014 Annual Meeting of Stockholders, no later than 60 days prior to the date of such meeting each non-employee director who has served on the Board for less than one year as of June 1, 2012 must beneficially own (on a cost basis) an amount of the Company’s common stock or common stock equivalents equal to at least one year of cash compensation received for service as a director of the Company. Vested restricted stock units (at current market value) held by a director will count toward the satisfaction of this requirement.

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No later than the June 29, 2017, each non-employee director serving on the Board as of June 29, 2012 must beneficially own (on a cost basis) an amount of the Company’s common stock or common stock equivalents equal to 60% of cash compensation received over the prior five years for service as a director of the Company. Vested restricted stock units (at current market value) held by a director shall count toward the satisfaction of this requirement. If such ownership threshold is not achieved, such director will not be eligible for re-nomination as a director at the first annual meeting of the Company following June 29, 2017.

•	With respect to non-employee directors who are elected or appointed to the Board at any time after June 29, 2012, each such non-employee director, regardless of when he or she joined the Board:

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must, by the second annual meeting of the Company following his or her joining the Board, beneficially own (on a cost basis) an amount of the Company’s common stock or common stock equivalents of the Company equal to one year of cash compensation received for service as a director of the Company; and

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must, by the fifth annual meeting of the Company following his or her joining the Board, beneficially own (on a cost basis) an amount of the Company common stock or common stock equivalents of the Company equal to 60% of cash compensation received over the prior five years for service as a director of the Company.

•	Vested restricted stock units (at current market value) held by a director will count toward the satisfaction of these requirements.

•	Any non-employee director not in compliance with these ownership thresholds will not be eligible for re-nomination as a director at the next annual meeting of Company.

•	The foregoing policy shall remain in effect through the 2013 Annual Meeting, after which it will be subject to adjustment from time to time by the Board in its reasonable discretion.